UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	December 12, 2017
(December 12, 2017)

Commission	Name of Registrants, State of Incorporation,	I.R.S. Employer
File Number	Address and Telephone Number	Identification No.
001-32462	PNM Resources, Inc.	85-0468296
(A New Mexico Corporation)
414 Silver Ave. SW
Albuquerque, New Mexico 87102-3289
(505) 241-2700

001-06986	Public Service Company of New Mexico	85-0019030
(A New Mexico Corporation)
414 Silver Ave. SW
Albuquerque, New Mexico 87102-3289
(505) 241-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 12, 2017, Public Service Company of New Mexico (“PNM”), a wholly owned subsidiary of PNM Resources, Inc., entered into a new $40 million unsecured revolving credit facility (the “New PNM Facility”) by and among PNM, the lenders identified therein, U.S. Bank National Association (“U.S. Bank”), as Administrative Agent, and BOKF, NA dba Bank of Albuquerque (“BOKF”), as Syndication Agent. The eight participating lenders are all banks that have a significant presence in New Mexico or are headquartered in New Mexico. The New PNM Facility replaces PNM’s credit facility, dated as of January 8, 2014, by and among PNM, the lenders identified therein, U.S. Bank, as Administrative Agent, and BOKF as Syndication Agent (as amended by the First Amendment to Credit Agreement dated as of November 3, 2016, the “Old PNM Facility”). PNM terminated the Old PNM Facility pursuant to Section 2.1(d) of the Old PNM Facility, effective as of December 12, 2017, without additional fees or other penalties due by PNM.

The New PNM Facility allows PNM to borrow, repay and reborrow, from time to time, up to $40 million and will be used for general corporate purposes (including, but not limited to, working capital and capital expenditures). The New PNM Facility expires on December 12, 2022, at which time any outstanding borrowings must be repaid. PNM must pay interest and fees from time to time based on its then-current long term unsecured senior non-credit enhanced debt ratings. Borrowings are conditioned on the ability of PNM to make certain representations.

The New PNM Facility includes customary covenants, including a covenant that requires the maintenance of a debt-to-capital ratio of less than or equal to 65%. The New PNM Facility includes customary events of default and has a cross default provision and a change of control provision. If an event of default occurs, the Administrative Agent may, or upon the request and direction of lenders holding a specified percentage of the commitments shall, terminate the obligations of the lenders to make loans under the credit facility, and/or declare the obligations outstanding under the facility to be due and payable. Such termination and acceleration will occur automatically in the event of an insolvency or bankruptcy default.

The description of the New PNM Facility is not complete and is qualified in its entirety by reference to the entire New PNM Facility, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

The Administrative Agent and Syndication Agent perform normal banking (including as lenders under PNM’s $400 million unsecured revolving credit facility, dated as of October 31, 2011, as amended through November 2, 2016) and investment banking and advisory services from time to time for PNM and its affiliates, for which they receive customary fees and expenses.

Item 1.02 Termination of a Material Definitive Agreement.

The information required by this item is included in Item 1.01 and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this item is included in Item 1.01 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1
Credit Agreement, dated as of December 12, 2017, among Public Service Company of New Mexico, the lenders identified therein and U.S. Bank National Association, as Administrative Agent, and BOKF, NA dba Bank of Albuquerque, as Syndication Agent

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PNM RESOURCES, INC. PUBLIC SERVICE COMPANY OF NEW MEXICO
(Registrants)

Date: December 12, 2017	/s/ Elisabeth A. Eden
Elisabeth A. Eden
Vice President and Treasurer
(Officer duly authorized to sign this report)